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                                                                  Exhibit (a)(8)


                         WRITTEN INSTRUMENT AMENDING THE
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                             OF PACIFIC SELECT FUND


         RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000 and December 27, 2000, October 8, 2001 and October 10, 2001 ("Declaration of Trust"), hereby amend the Declaration of Trust to redesignate the names of the following Portfolios:

Old Name                                 New Name
--------                                 --------
Growth Portfolio                         Small-Cap Equity Portfolio
International Portfolio                  International Value Portfolio
Government Securities Portfolio          Inflation Managed Portfolio


         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 28/th/ day of November 2001.


 /s/ Thomas C. Sutton                     /s/ Lucie H. Moore
--------------------------------         ----------------------------------
Thomas C. Sutton                         Lucie H. Moore
Trustee                                  Trustee


 /s/ Richard L. Nelson                    /s/ Alan Richards
--------------------------------         ----------------------------------
Richard L. Nelson                        Alan Richards
Trustee                                  Trustee


 /s/ Lyman W. Porter
--------------------------------
Lyman W. Porter
Trustee

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                             PRESIDENT'S CERTIFICATE

       The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000,
December 27, 2000, October 8, 2001 and October 10, 2001 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.


Date:  November 28, 2001                  /s/ Glenn S. Schafer
       -----------------                 ---------------------------------
                                         Glenn S. Schafer
                                         President